Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPRESSCO PARTNERS, L.P.
ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

Oklahoma City, Oklahoma (April 25, 2012) – Compressco Partners, L.P. (NASDAQ: GSJK) announced today that Gary L. McBride has notified the board of directors of its general partner, Compressco Partners GP Inc. (the General Partner) that he has resigned from his positions as Chief Financial Officer, Treasurer and Secretary of the General Partner, effective April 24, 2012. The Partnership also announced that effective April 25, 2012, the board of directors of the General Partner has promoted James P. Rounsavall from his position as Controller of the General Partner to the positions of Chief Financial Officer, Treasurer and Secretary of the General Partner. In order to facilitate an orderly transition, Mr. McBride has agreed to continue his employment with the General Partner through October 2012.

Ronald J. Foster, President and a director of the General Partner, stated, “I am very appreciative of Gary’s contributions to Compressco Partners and its predecessor, Compressco, Inc., over the past eleven years, and we wish him well in his future endeavors. I would also like to thank Gary for his continuing assistance as we accomplish this transition.”

James Rounsavall joined Compressco as the Controller of the General Partner in July 2011. Prior to that time, Mr. Rounsavall served as controller, and in various other roles, for Mustang Engineering, a global provider of engineering and construction services supporting the oilfield, chemical, process and industrial industries. “We are very pleased that JR has agreed to accept this promotion, and we are confident in his ability to excel as our Chief Financial Officer,” said Mr. Foster, Compressco Partners’ President.

Compressco Partners is a provider of wellhead compression-based production enhancement services to a broad base of natural gas and oil exploration and production companies operating throughout most of the onshore producing regions of the United States, and has significant operations in Mexico and Canada and a growing presence in certain countries in South America, Eastern Europe and the Asia-Pacific region. Compressco Partners is managed by Compressco Partners GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “seeks,” “goal,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that Compressco Partners intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operations for 2012, financial guidance, estimated distributable cash, estimated earnings, earnings per unit, and statements regarding Compressco Partners’ beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by Compressco Partners in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of Compressco Partners. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Item 1A. Risk Factors” contained in Compressco Partners’ Annual Report on Form 10-K for the year ended December 31, 2011, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Compressco Partners undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Contact:

Compressco Partners, L.P., Oklahoma City, Oklahoma
Ronald J. Foster, 405/677-0221
Fax: 405/619-9244
www.compressco.com